OMNIQ Corp. Introduces SeeTire™ AI- Machine Vision Solution for Reading and Tracking Tire Identification Numbers (TINs)

●	SeeTire™ is implemented via data capture devices such as the Zebra TC8300 touch screen computer and other tablets

●	The TIN standard is imposed by the U.S. Department of Transportation for safety reasons

●	The Company is launching the solution to a large national tire distributor in the United States

●	The total U.S. tire dealer market was an estimated $41B in 2019 (IBIS World*)

Salt Lake City, UT (February 5, 2020) – OMNIQ Corp. (OTCQB: OMQS) (“OMNIQ”) introduces its SeeTire™, an AI-Machine Vision-based, state-of-the art solution for the efficient and accurate reading of Tire Identification Numbers (TINs). The SeeTire™ solution is currently being rolled out to national tire distributors in the U.S.

SeeTire™ is an application running on handheld devices, which uses proprietary computer vision technology and software to scan an automobile tire to capture an image of the tire code molded on the tire sidewall, then decipher its Tire Identification Number (TIN) and extract the tire type and manufacturing date. Federal law requires tire manufacturers to permanently brand the sidewalls of all tires sold in the United States with a TIN and the brand is black-on-black raised marking, typically small with low contrast, making it difficult to read by the human eye alone. The SeeTire™ solution uses AI-machine vision technology to quickly read a TIN, upload it to the cloud, and then submit the result for subsequent validation, verification and archiving.

Shai Lustgarten, CEO of OMNIQ Corp., commented: “The tire industry is a large, growing and highly regulated market in the U.S. and the world, with TIN numbers used to track all types of tires for both safety and supply chain applications. We’re excited to introduce our SeeTire™ solution with cutting edge, AI-Machine vision technology enabling the ability to efficiently and automatically, a machine to machine solution, read and accurately track TIN numbers, which have historically been difficult to read via human vision. We anticipate that this technology will significantly improve the inventory management capabilities of our customers in the tire manufacturing industry, both in-warehouse and on-the-road and will also assist compliance with safety regulations which enforce expiration dates and limit reuse of tires past their viable shelf life.

“In addition to building efficiency, our machine vision technology creates unique and significant added value, by giving tire sellers immediate data on who their customers are, and creating a connection automatically that allows them to proactively reach out when it’s time for their next tire change, for example. We are focused on continuing to innovate and leverage our AI-machine vision capabilities to meet the evolving needs of our Fortune 500 customer base.”

(*) https://www.ibisworld.com/industry-trends/market-research-reports/retail-trade/motor-vehicle-parts-dealers/tire-dealers.html

About OMNIQ Corp.

OMNIQ Corp. operates two divisions, HTS Image Processing and Quest Solution. HTS Image Processing is a leading provider of computer vision image processing-based solutions using patented and proprietary AI technology to provide real-time surveillance and monitoring for homeland security, traffic & parking management, law enforcement and access control applications as well as supply chain management.

Quest Solution provides supply chain solutions, specializing in the design, deployment and management of enterprise mobility solutions including Automatic Identification and Data Capture (AIDC), Mobile Cloud Analytics, RFID (Radio Frequency Identification), and proprietary Mobility software. The Company’s mobility products and services offering is designed to identify, track, trace, share and connect data to enterprise systems such as CRM or ERP solutions. OMNIQ’s customers are leading Fortune 500 companies from several sectors including manufacturing, retail, distribution, food/beverage, transportation and logistics, healthcare and chemicals/gas/ oil.

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